UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Previously, Gevo, Inc. (the “Company” or “Gevo”) announced that it had secured a conditional commitment (the “Conditional Commitment”) from the U.S. Department of Energy (“DOE”) Office of Energy Dominance Financing (formerly known as the Loan Programs Office) (“EDF”) to guarantee a loan for its ATJ-60 synthetic aviation fuel project (formerly known as Net-Zero 1) in Lake Preston, South Dakota, and that such Conditional Commitment was extended until April 2026. Following a recent conversation with EDF, Gevo decided to withdraw its application for a DOE loan guarantee as (i) the business objectives required by the EDF to support enhanced oil recovery (“EOR”) are not yet commercially viable at scale in the project area, and (ii) opportunities for alternative financing and broadened product offerings are better aligned with company strategy and can accelerate the timeline for project execution. The withdrawal will reserve the opportunity for Gevo to resubmit an application for a project at a later date, if desired. Gevo intends to continue its efforts on its announced ATJ-30 project in Richardton, North Dakota as the project remains in line with overall company strategy and timeline for execution. The withdrawal was made on April 15, 2026, in advance of the expiration date for the Conditional Commitment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: April 15, 2026	By:	/s/ E. Cabell Massey
E. Cabell Massey
Vice President, Legal and Corporate Secretary